UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): February 22, 2002

                         Wade Cook Financial Corporation
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             (Exact name of registrant as specified in its charter)


            Nevada                   000-29342                81-1772094
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(State or other jurisdiction   (Commission File Number)       (IRS Employer
     of incorporation)                                      Identification No.)


14675 Interurban Ave South, Seattle, WA                          98168-4664
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(Address of principal executive offices)                         (Zip Code)

       Registrant's telephone number, including area code: (206) 901-3051


               ---------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)



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Item 1.  Changes in Control of Registrant.

     Not applicable.


Item 2.  Acquisition or Disposition of Assets.

     Not applicable.


Item 3.  Bankruptcy or Receivership.

     Not applicable.


Item 4.  Changes in Registrant's Certifying Accountant.

     Not applicable.


Item 5.  Other Events.

Reverse Stock Split

In early 2002, the Company authorized a 10 -for - 1 reverse stock split for the Company's common stock, ticker symbol "WADE". The reverse stock split had effective and record dates of February 28, 2002. However, due recent market conditions, the Company has decided, in the best interests of the Company and its stockholders, to postpone the reverse stock split until a later fiscal period. The Company has not yet selected an alternative date for the reverse stock split, but will be reviewing the matter over the next months.


Item 6.  Resignations of Registrant's Directors.

Not applicable.


Item 7.  Financial Statements and Exhibits.

     Not applicable.


Item 8.  Changes in Fiscal Year.

     Not applicable.

Item 9.  Regulation FD Disclosure

Federal Trade Commission

On October 4, 2000, the Company entered into a voluntary Consent Decree (the "Order") with the Federal Trade Commission (the "FTC") resolving the FTC's investigation of the Company. The FTC had been investigating alleged acts by the Company under the federal consumer laws, namely provisions dealing with unfair and deceptive trade practices. Pursuant to the Order, the Company voluntarily agreed to initiate a consumer redress program providing refunds to select eligible consumers, and to provide certain disclosures in select Company promotional materials (For a Complete description of the Order please see the Company 10-Q filed for the period ended September 30, 2000). The Order was entered into with no holding or admission of wrong doing with respect to the Company.

On February 20, 2002, the FTC filed an application for a motion for contempt (the "Application") in the Federal District Court for Western Washington, claiming that the Company had allegedly violated provisions of the Order. According to an FTC press release dated February 21, 2002, the alleged violations involve disclosure of the Company's rate of return, substantiation of promotional claims, and compliance with consumer redress program deadlines and payment obligations. The Company is reviewing the Application.

Throughout 2001 and 2002, the Company has worked closely with FTC to effectuate the provisions the Order and has been diligently working with the FTC to maintain compliance with the terms of the Consent Decree. In light of the past working relationship between the FTC and the Company, the Company was surprised to learn about the FTC's current Application. However, the Company believes that the FTC's actions are unmerited and intends to work with the FTC in resolving the matter.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              Wade Cook Financial Corporation



                                              By: /s/ Robert T. Hondel C.O.O.
                                                  ------------------------------
                                              Name:  Robert T. Hondel
                                              Title: Chief Operating Officer



Date: February 22, 2002